Exhibit 99.1

Inspirato Announces Reverse Stock Split

Denver, October 16, 2023 – Inspirato Incorporated (“Inspirato”) (NASDAQ: ISPO), the innovative luxury travel subscription brand, today announced that it will effect a reverse stock split of its Class A common stock, Class B Non-Voting common stock and Class V common stock (collectively, “Common Stock”) at a ratio of 1-for-20, effective as of the close of trading on October 16, 2023 (the “Effective Time”). The reverse stock split is being conducted in order to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq’s Marketplace Rule 5450(a)(1). The Company’s Class A Common Stock is expected to begin trading on a reverse-split-adjusted basis on Nasdaq as of the open of trading on October 17, 2023 under the existing ticker symbol “ISPO.”

The Company’s stockholders previously approved a proposal to allow the Board of Directors, in its discretion, to effect a reverse stock split, determine the final reverse stock split ratio and to determine when to proceed with the reverse stock split at its Special Meeting of Stockholders on September 26, 2023.

The CUSIP number for the Company’s Class A Common Stock will change to 45791E206 following the reverse stock split. The CUSIP number for the Company’s publicly traded warrants will not change.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the reverse stock split will receive cash in lieu of the fractional share, with reference to the closing trading price of the Company’s Class A Common Stock on the trading day immediately preceding the Effective Time (as adjusted to give effect to the reverse stock split), without interest.

The reverse stock split has no effect on the par value of the Company's Common Stock. The total number of shares of Class A common stock that the Company will be authorized to issue will be reduced from 1,000,000,000 to 50,000,000, the total number of shares of Class B Non-Voting common stock that the Company will be authorized to issue will be reduced from 100,000,000 to 5,000,000, the total number of shares of Class V common stock that the Company will be authorized to issue will be reduced from 500,000,000 to 25,000,000 and the total number of shares of preferred stock that the Company will be authorized to issue will be reduced from 100,000,000 to 5,000,000.. Immediately after the reverse stock split, each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes that will result from the treatment of fractional shares.

As of the Effective Time, proportional adjustments will also be made to the number of shares of Class A common stock issuable upon the exercise of the Company’s outstanding warrants and stock options and the number of shares issuable pursuant to outstanding restricted stock units, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive and employee stock purchase plans. The exercise prices and stock price targets of outstanding stock options, warrants, and equity awards will also be proportionately adjusted, as applicable. Accordingly, with respect to the Company’s publicly traded warrants trading under the symbol “ISPOW,” every 20 warrants outstanding immediately prior to the reverse stock split will be exercisable for one share of Class A common stock at an exercise price of $230.00 per share, which is 20 times $11.50, the current exercise price per share.

The Computershare, Inc., will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-reverse-split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-reverse-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. The exchange agent will contact any holders of certificated shares of Common Stock regarding the procedures to exchange such certificated shares.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 7, 2023, a copy of which is available at www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future effective date and intended effects of the reverse stock split, including whether the reverse stock split will increase the price, marketability, liquidity, and investor appeal of the Company’s Class A common stock and the Company’s ability to maintain the listing of its Class A common stock on Nasdaq. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “aim,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions.

Forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Inspirato management’s current expectations and beliefs, as well as assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Inspirato is not under any obligation and expressly disclaims any obligation to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Inspirato has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in Inspirato’s definitive proxy statement filed with the SEC on September 7, 2023 under the heading “Certain Risks Associated with a Reverse Stock Split” and the sections of its SEC reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Inspirato with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

About Inspirato

Inspirato (NASDAQ: ISPO) is a luxury travel subscription company that provides exclusive access to a managed and controlled portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty, and value that discerning customers demand. The Inspirato portfolio includes branded luxury vacation homes, accommodations at five-star hotel and resort partners, and custom travel experiences. For more information, visit www.inspirato.com and follow @inspirato on Instagram, Facebook, Twitter, and LinkedIn.

Inspirato Contacts:

Investor Relations:

ir@inspirato.com

Media Relations:

communications@inspirato.com